EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS Resolves Issue Regarding 1988 Stock Options

DALLAS, TEXAS: August 13, 2004 – Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced today that it has settled an outstanding lawsuit between 20 former employees of Gibraltar Savings Association and First Texas Savings Association (GSA/FTSA) and ACS regarding stock options issued by ACS in 1988, shortly after ACS was first incorporated.

This matter had been disclosed by ACS since fiscal year 1997. In December of 1998, a State district court in Houston, Texas entered final judgment against ACS in a lawsuit for approximately $17 million, plus interest. GSA/FTSA employees alleged that due to the failure of GSA/FTSA they were entitled to the value of 803,082 split-adjusted shares of ACS stock, pursuant to options issued in 1988 in connection with a former outsourcing agreement between GSA/FTSA and ACS. As a result of the plaintiffs’ and ACS’ appeals, the trial court’s judgment was reversed and the case was remanded to the trial court. The plaintiffs and ACS agreed to mediation in August 2004. As a result of the mediation process, ACS agreed to pay the plaintiffs $10 million in cash, in full settlement of the lawsuit. At the time of our fiscal year 2004 fourth quarter earnings conference call on July 29, 2004, no legal reserve for this dispute had been recorded in ACS’ fiscal year ended June 30, 2004 balance sheet.

Under accounting rules, legal settlements that occur subsequent to year-end, but prior to the issuing of the company’s results are generally required to be reflected as if it had occurred at year-end. Accordingly, this settlement will be reflected in the financial statement for the year ended June 30, 2004. As a result of this settlement, the fully diluted earnings per share for fiscal year 2004 that ACS reported in its July 29, 2004 earnings call, will be reduced by 5 cents, from $3.88 to $3.83 per share. Attached to this press release is an updated income statement and balance sheet for the year and quarter ended June 30, 2004 to reflect this legal settlement.

“We are pleased to finally put this lingering matter to rest,” said Jeff Rich, CEO of ACS.

ACS, a Fortune 500 company with more than 43,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.

The statements in this news release that do not directly relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company’s control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company’s prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited, dollars in thousands)

	Three months ended				Fiscal Year ended
	June 30,				June 30,
	2004		2003		2004		2003
Revenues	$1,062,447	(1)	$1,014,178	(1)	$4,106,393	(1)(4)	$3,787,206	(1)
Expenses:
Wages and benefits	444,938		472,490		1,790,479	(2)	1,716,946
Services and supplies	283,929		256,973		1,090,207	(4)	994,410
Rent, lease and maintenance	115,764		90,441		416,394		351,855
Depreciation and amortization	52,288		42,370		183,796	(2)	152,128
Gain on sale of business	(434	)(2)	—		(285,273	)(2)	—
Other operating expenses	22,981	(6)	12,333		67,079	(3)(4)(6)	52,586

Total operating expenses	919,466		874,607		3,262,682		3,267,925

Operating income	142,981		139,571		843,711		519,281
Interest expense	2,778		5,942		17,037		25,194
Other non-operating expense (income), net	(918)		(593)		(2,509)		3,140

Pretax profit	141,121		134,222		829,183		490,947
Income tax expense	50,862	(5)	50,330		299,340	(5)	184,105

Net income	$90,259		$83,892		$529,843		$306,842

Earnings per common share:
Basic	$0.69		$0.63		$4.03		$2.32

Diluted(7)	$0.68		$0.60		$3.83		$2.20

Shares used in computing earnings per common share:
Basic	130,216		132,998		131,498		132,445
Diluted(7)	133,304		143,791		139,646		143,430

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

(1)	For the three months and fiscal year ended June 30, 2004, the Company generated internal revenue growth of 17%. Internal revenue growth is measured as follows ($ in millions):

	Three Months Ended June 30,			Year Ended June 30,
	2004	2003	Growth %(a)	2004	2003	Growth %(a)
Total Revenues	$1,062	$1,014	5%	$4,106	$3,787	8%
Less: Divested	(1)	(184)		(258)	(710)

Adjusted Base	$1,061	$830	28%	$3,848	$3,077	25%

Acquired Revenues*	$91	$—	11%	$259	$—	8%
Internal Revenues	970	830	17%	3,589	3,077	17%

Total	$1,061	$830	28%	$3,848	$3,077	25%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

(2)	During the second quarter of fiscal year 2004, the Company completed the divestiture of a majority of the Federal business. During the third and fourth quarter of fiscal year 2004, the Company completed the working capital adjustment associated with this divestiture resulting in an insignificant incremental gain. Fiscal year 2004 includes an approximate net benefit of $281 million ($180 million after tax), or $1.29 per diluted share associated with the divestiture, discontinuance of depreciation and amortization related to the assets held for sale and compensation costs associated with former Federal employees. This net benefit before taxes is recorded in three components: (i) Gain on sale of business represents a $285 million gain ($1.30 per diluted share) on the divestiture, (ii) Wages and benefits includes a $10 million ($0.04 per diluted share) compensation charge related to former Federal employees; (iii) Depreciation and amortization includes a $6 million benefit ($0.03 per diluted share) associated with the discontinuance of depreciation and amortization.

(3)	During the third quarter of fiscal year 2004, the Company completed the divestiture of its Hanscom Air Force Base contracts, which resulted in a benefit of approximately $5 million ($3 million after tax), or $0.02 per diluted share. This benefit is recorded in other operating expenses.

(4)	Fiscal year 2004 includes a pretax profit charge of approximately $19 million ($12 million after tax) related to the second quarter fiscal year 2004 Georgia Medicaid settlement, or approximately $0.09 per diluted share. This charge is recorded in three components: (i) Revenue includes a $7 million reduction resulting from the change in our percentage-of-completion estimates; (ii) Services and supplies includes a charge of $2 million associated with the accrual of wind-down costs associated with the cancellation of Phase II; and, (iii) Other operating expenses include an accrual of $10 million that was paid to the State of Georgia in the first quarter of fiscal year 2005 pursuant to the settlement finalized in July 2004.

(5)	During the third quarter of fiscal year 2004, the Company recognized an income tax credit due to prior years’ research and development costs resulting in a benefit to net income of approximately $5 million, or $0.03 per diluted share. During the fourth quarter of fiscal year 2004, the Company recognized a divestiture related tax benefit totaling approximately $2 million, or $0.01 per diluted share.

(6)	Subsequent to fiscal year end 2004, the Company settled an outstanding lawsuit over stock options issued in 1988. As a result, the fourth quarter of fiscal year 2004 includes a charge of $10 million ($6 million after tax), or approximately $0.05 per diluted share. This charge is recorded in other operating expenses.

(7)	The diluted earnings per share calculations include the after-tax impact of interest and amortization of offering costs on convertible notes in the amount of $0 million and $2 million for the three months ended June 30, 2004 and 2003, respectively and $5 million and $8 million for the fiscal year ended June 30, 2004 and 2003, respectively.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	June 30,
	2004	2003
	(Unaudited)	(Audited)
ASSETS:
Cash and cash equivalents	$76,899	$51,170
Accounts receivable, net	873,471	835,478
Other current assets	94,054	92,850

Total current assets	1,044,424	979,498
Property, equipment and software, net	521,772	478,212
Goodwill, net	1,969,326	1,905,878
Other intangible assets, net	283,767	265,091
Other long-term assets	87,953	70,026

TOTAL ASSETS	$3,907,242	$3,698,705

LIABILITIES:
Accounts payable	$61,749	$58,376
Accrued compensation	133,530	132,027
Other accrued liabilities	342,648	272,578
Income taxes payable	10,628	17,057
Deferred taxes	25,426	26,054
Current portion of long-term debt	2,048	1,764
Current portion of unearned revenue	61,541	49,620

Total current liabilities	637,570	557,476
Convertible notes	—	316,990
Other long-term debt	372,439	181,350
Long-term deferred taxes	234,183	176,484
Other long-term liabilities	72,563	37,217

TOTAL LIABILITIES	1,316,755	1,269,517

TOTAL STOCKHOLDERS’ EQUITY	2,590,487	2,429,188

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,907,242	$3,698,705